EXHIBIT 10.2
SECURITY AGREEMENT

Debtor:	NewSight Corporation
Address:	2 Park Avenue, Suite 1800A
New York, New York 10016
Organization I.D. No. 326834
     NewSight Corporation, a corporation organized under the laws of Delaware, hereinafter called “Debtor,” for valuable consideration, receipt whereof is hereby acknowledged, hereby grants to Wireless Ronin Technologies, Inc., a Minnesota corporation, having its principal place of business at Baker Technology Plaza, 5929 Baker Road, suite 475, Minnetonka, Minnesota 55345, hereinafter called “Secured Party,” a security interest in the Collateral (as hereinafter defined) to secure Debtor’s Obligations (as hereinafter defined) to Secured Party, whether existing on the date hereof, created contemporaneously with the granting of this security interest, or created in the future.
1.	Collateral. The security interest is granted in the following (collectively, the “Collateral”):

(a)	All now existing or hereafter acquired video screens, display monitors and media players and all other equipment suitable for digital signage displays, in each case, previously or hereafter sold, leased or provided to Debtor by Secured Party, including, without limitation, all such equipment now or hereafter located in the Fashion Square Mall and Asheville Mall or any premises owned or leased by Meijer, Inc. (together with any affiliate or subsidiary entity, “Meijer”), and all related hardware and all software and parts used in connection with the operation of any such video screen display monitors and other related equipment, together with all replacements thereto, except to the extent consisting of Debtor IP, as such term is defined below (collectively, the “Equipment”); and

(b)	To the extent not otherwise described in subparagraph (a) above, all hardware and software used or provided in connection with the digital signage network maintained by Debtor and operated on premises owned, leased or operated to Meijer, except to the extent consisting of Debtor IP (the “Other Equipment”); and

(c)	All cash or non-cash proceeds of the sale or other disposition of any of the foregoing, including without limitation insurance proceeds (collectively “Proceeds”).

(d)	Secured Party hereby acknowledges and agrees that it does not have any right, title or interest in or to the Excluded Collateral. The term “Excluded Collateral” means (i) any of the Debtor’s or any of its subsidiaries’ intellectual property, including but not limited to, inventions, patents, patent applications, copyrights, technology (including its autostereoscopic 3D technology), trademarks, service marks, trade dress and know-how (collectively, “Debtor IP”), (ii) any assets of the Company not constituting Collateral and (iii) any proceeds arising from (i) or (ii) of this paragraph (d).

2.	Obligations Secured. The following obligations (collectively, the “Obligations”) are secured by this Agreement:

(a)	Debtor’s duties and obligations as set forth in this Security Agreement;

(b)	All obligations of Debtor under that certain Digital Signage Agreement (the “Digital Signage Agreement”) executed between Debtor and Secured Party on or about October 11, 2007 and that related promissory note (the “Note”) in the maximum principal amount of $2,500,000 executed by Debtor in favor of Secured Party on or about October 8, 2007 (with the Digital Signage Agreement, collectively, the “Definitive Agreements”);

(c)	All of Debtor’s past, present and future debts to Secured Party of whatsoever nature which the Debtor may now or at any time owe to the Secured Party, including but not limited to all principal, interest, and other charges, fees, expenses and amounts, and all notes, guaranties, agreements, and other writings in favor of the Secured Party, whether now existing or hereafter arising, direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, independent, joint, several, or joint and several; and

(d)	All costs incurred by Secured Party to obtain, preserve, and enforce this security interest, collect any or all of Debtor’s obligations and liabilities to Secured Party, and maintain and preserve the Collateral, including but not limited to, taxes, assessments, insurance premiums, repairs, storage costs, expenses of sale, and attorneys’ fees and legal costs, whether or not suit is brought, through trial and all stages of appeal, and in any bankruptcy, insolvency, or similar proceeding.
     Notwithstanding anything to the contrary contained herein, the maximum amount secured by this Security Agreement shall not exceed the sum of $2,500,000.
3.	Debtor’s Representations. Debtor represents, warrants and covenants as follows:

(a)	Debtor is a corporation, duly organized and existing under the laws of Delaware having its principal place of business in Delaware and that it is duly licensed to do business in such state in which it is operating. Debtor’s organization and federal tax identification numbers are set forth in the preamble to this Agreement. Debtor shall not change its state of organization without the Secured Party’s prior written consent.

(b)	The Definitive Agreements, including the Note, have been duly authorized and executed by Debtor and constitute Debtor’s valid, binding and fully enforceable obligation (subject only to bankruptcy, insolvency and other matters affecting the rights of creditors generally).

(c)	The execution, delivery and performance of the terms of this Security Agreement are within its corporate powers, have been duly authorized, and are not in contravention of the law or its charter, bylaws or other corporate papers, or of any indenture agreement or undertaking to which it is a party or by which it is bound.

(d)	Debtor’s place of business is located at the address shown at the beginning of this Security Agreement; that Debtor has no other place of business except as shown on Attachment A hereto, incorporated herein by reference;

(e)	Debtor shall notify Secured Party in writing of the opening or closing of any place of business prior to such opening or closing.

(f)	Subject to any limitation stated therein or in connection therewith, all information furnished to Secured Party concerning the Collateral, or otherwise, for the purpose of obtaining credit or an extension of credit is or will be at the time the same is furnished, accurate, correct and complete in all material respects.
(g)	Except as otherwise provided on Attachment A hereto, no financing statement, warehouse receipt or certificate of title reflecting a security interest or other interest in favor of a party other than Secured Party covering all or part of the Collateral, is in existence or on file in any public office as of the date of this Agreement and, except as expressly provided on Attachment A hereto, Debtor is and shall remain the owner of the Collateral free and clear of all liens and adverse interests.

(h)	Within thirty (30) days from the date hereof, Debtor will provide Secured Party with evidence of the termination or release of the financing statement presently of record against Debtor in favor of Absolute 3D Holdings Ltd.

4.	Insurance. Within five (5) days from the date of this Agreement, Debtor shall obtain, and shall thereafter at all times maintain, insurance with respect to all Collateral against risks of fire (including extended coverage), theft, sprinkler leakage and other risks as Secured Party may require, containing such terms, in such form, amounts, for such periods and written by such companies as may be satisfactory to Secured Party in Secured Party’s discretion, such insurance to be payable to Secured Party and Debtor as their interests may appear. All policies of insurance shall provide for ten (10) days’ written minimum cancellation notice to Secured Party and at the request of Secured Party shall be delivered to and held by it. Secured Party may act as attorney for Debtor in obtaining, adjusting, settling, and canceling such insurance and endorsing any drafts. In the event of failure to provide insurance as herein provided, Secured Party shall have the right (but not the obligation) to provide such insurance and Debtor shall promptly reimburse Secured Party for any related costs or expenses incurred by Secured Party.

5.	Inspection. Debtor shall at all reasonable times and from time to time upon reasonable notice allow Secured Party, by or through any of its officers, agents, attorneys or accountants, to examine or inspect the Collateral wherever located and to examine, inspect and make extracts from Debtor’s books and records. Debtor shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as Secured Party may require to more completely vest in and assure to Secured Party its rights hereunder and in or to the Collateral.

6.	Preservation and Disposition of Collateral.

(a)	Debtor shall not move, sell, transfer, process, utilize for work-in process, or otherwise dispose of the Collateral or any interest therein except as authorized by this Security Agreement or other written document executed by Secured Party and Debtor.

(b)	Except as otherwise provided in Section 3 above, Debtor shall keep the Collateral free from any adverse lien, security interest or encumbrance, and in good condition and shall not waste or destroy any of the same. Debtor shall not use the Collateral in violation of any federal, state or local law, statute or ordinance.

(c)	Debtor shall pay promptly when due all taxes and assessments upon the Collateral.

(d)	At its option, Secured Party may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral and may pay for the maintenance and preservation of the Collateral. Debtor agrees to reimburse Secured Party on demand, for any payment made, or any expense incurred by Secured Party pursuant to the foregoing authorization.

(e)	A carbon, photographic or other reproduction of this Security Agreement is sufficient as, and may be filed as, a financing statement. Nothing contained in the immediately preceding sentence shall relieve or be deemed to relieve Debtor of its obligations as set forth in Section 7 below.

(f)	Debtor shall pay immediately, if Secured Party so elects, all unpaid Obligations to Secured Party upon any Event of Default.

(g)	If any Collateral is or will become a fixture, the Debtor, at the request of the Secured Party, shall furnish the Secured Party with a statement or statements executed by all persons and entities who have or claim an interest in the real estate, in form acceptable to the Secured Party, which statement or statements shall provide that such persons and entities consent to the Security Interest.
     To evidence Secured Party’s rights hereunder, Debtor shall assign or endorse Proceeds to Secured Party as Secured Party may request and Secured Party shall have full power to collect, compromise, endorse, sell or otherwise deal with Proceeds in its own name or that of Debtor. Secured Party in its discretion may apply cash Proceeds to the payment of any Obligations secured hereby or may release such cash Proceeds to Debtor for use in the operation of Debtor’s business.
7.	Financing Statements. Debtor authorizes secured party, at Debtor’s expense, to file all of Secured Party’s financing statements and amendments to financing statements with respect to the Collateral, in such form and substance as the Secured Party, in its sole discretion, may determine.

8.	Limited Power of Attorney. Debtor irrevocably authorizes Secured Party and grants the Secured Party a limited power of attorney in the name and on behalf of the Debtor or, at its option, in its own name, to take any other action deemed by the Secured Party to be necessary or desirable to establish, perfect, protect or enforce the security interest granted herein. All of the Secured Party’s advances, fees, charges, costs and expenses, including but not limited to audit fees and expenses and reasonable attorneys’ fees and legal expenses, in connection with the Obligations and in the protection and exercise of any rights or remedies hereunder, together with interest thereon at the highest rate then applicable to any of the Obligations, shall be secured hereunder and shall be paid by the Debtor to the Secured Party on demand.

9.	Default. In the event of any of any of the following:

(a)	If Debtor shall default in the payment, when due and payable, of any of the Obligations payable by Debtor and such default shall continue for a period of five (5) days following written notice; or

(b)	If Debtor shall default in the performance of any other covenant contained herein or in any of the Definitive Agreements and such default shall continue for a period of thirty (30) days following written notice; or

(c)	If any warranty, representation, or statement made or furnished to Secured Party by Debtor herein or in any Digital Signage Agreement proves to have been false in any material respect when made or furnished; or

(d)	If Debtor shall obtain new or additional financing (the “New Financing”), whether in the form of equity or debt, from any third party other than affiliated funds of Prentice Capital Management,

LP in an amount in excess of $1,000,000 and shall have failed to apply the net proceeds of such New Financing (net of broker, underwriter accountant, attorney and other professional fees and expenses and other reasonable and customary costs and expenses incurred in connection with such New Financing) in full or partial satisfaction of the Obligations; or
(e)	If bankruptcy, insolvency or similar proceedings are instituted against or by Debtor or if Debtor makes and assignment for the benefit of creditors,
(such events in (a) through (e) above being individually and collectively an “Event of Default”), then Secured Party may at its option and without notice declare this Security Agreement in default and the unpaid balance of any note or notes constituting an Obligation of Debtor to Secured Party, and the balance of any account owed by Debtor to Secured Party, immediately due and payable. Secured Party shall thereupon have the remedies of a secured party (in addition to and in conjunction with all other rights and remedies, and not as an election of remedies) including, without limitation, the right to take possession of the Collateral and for that purpose Secured Party may enter upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom. Debtor agrees upon request of Secured Party to promptly assemble the Collateral and make it available to Secured Party at a place designated by Secured Party. Notice of the time and place of any public sale or of the time after which any private sale is to be made, when required by law, shall be deemed reasonable if given at least ten (10) days before such sale to the address set forth in the introduction to this Agreement. Such notification may be established by affidavit of a representative of Secured Party, receipts, or other reasonable method.
     Secured Party may apply the proceeds obtained upon disposition of the Collateral in accordance with the provisions set forth in Section 9-615 of the UCC. By this provision, Debtor specifically grants to the Secured Party the right to apply such proceeds to reasonable attorney’s fees and expenses of all types incurred by the Secured Party in connection with its negotiations with the Debtor, representatives successors and assigns, the collection of the Obligations, the repossession and disposition of the Collateral or protection of the Secured Party’s position. All remaining proceeds may be applied by the Secured Party to payment of the Obligations in such order and proportion as the Secured Party may deem advisable in its discretion, subject, however, to the limitations set forth in paragraph 2 on the maximum amount secured by this Security Agreement.
10.	Limited Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Secured Party hereunder, the Secured Party shall have no duty or liability to preserve rights pertaining thereto. Debtor shall be responsible for preservation of all rights in the Collateral, and the Secured Party shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Debtor. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Secured Party shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral.

11.	Continuing Agreement.

(a)	This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Obligations remain outstanding and thereafter until terminated by written notice delivered by Debtor to Secured Party. Upon such payment and termination, this

Agreement shall be automatically terminated and the Secured Party shall, upon the request and at the expense of the Debtor, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Debtor evidencing such termination. Notwithstanding the foregoing, all releases and indemnities provided hereunder shall survive termination of this Agreement.
(b)	This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligations is rescinded or must otherwise be restored or returned by the Secured Party as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Secured Party in defending and enforcing such reinstatement shall be deemed to be included as a part of the Obligations, subject, however, to the limitations set forth in paragraph 2 on the maximum amount secured by this Security Agreement.

12.	General. Secured Party shall not be deemed to have waived any of its rights hereunder or under any other agreement, instrument or paper signed by Debtor unless such waiver be in writing and signed by Secured Party. No delay or omission on the part of Secured Party in exercising any right shall operate as a waiver of such right or any other right. Secured Party may remedy any Event of Default without waiving the default remedied or without waiving any other prior or subsequent default. All of Secured Party’s rights and remedies, whether evidenced hereby or by any other agreement, instrument or paper, shall be cumulative and may be exercised singularly or concurrently. Any demand upon or notice to Debtor shall be effective when deposited in the U.S. mails addressed to Debtor at the address shown at the beginning of this Agreement. This Agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the law of the State of Minnesota without regard to such State’s principles of conflict of laws.
     All terms in this Agreement that are defined in the Minnesota Uniform Commercial Code, as amended from time to time (the “UCC”) shall have the meanings set forth in the UCC, and such meanings shall automatically change at the time that any amendment to the UCC, which changes such meanings, shall become effective. No notice or other communication by the Debtor to the Secured Party, which relates to any of the Obligations, the security interest or the Collateral, shall be effective until it is received by the Secured Party at the Secured Party’s address stated above.
     This Security Agreement shall not be assignable by Debtor nor shall Debtor’s rights or duties hereunder be delegable without the prior written consent of Secured Party. Any attempt by Debtor to assign or otherwise transfer this Security Agreement or any rights or duties hereunder, including without limitation assignment or transfer by operation of law, in violation of the foregoing shall be void. Secured Party shall have the right to assign this Security Agreement, at any time from and after December 31, 2007, upon written notice to Debtor. Nothing contained in this Security Agreement is intended to confer upon any person, other than the parties hereto, their respective successors and permitted assigns, any rights, remedies or obligations under or by reason of this Security Agreement. “Debtor” and “Secured Party” as used in this Security Agreement include the heirs, executors, administrators, successors and permitted assigns of those parties.
13.	Counterparts. This Agreement may be executed by facsimile or by electronic means and may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one agreement.

14.	Entire Agreement. This Security Agreement and the items incorporated herein contain all the agreements of the parties with respect to the matters contained herein. No prior agreement,

representation, warranty or understanding, whether oral or written pertaining to any such matter shall be effective for any purpose.
     DEBTOR REPRESENTS AND WARRANTS TO THE SECURED PARTY AND AGREES THAT DEBTOR HAS READ ALL OF THIS AGREEMENT AND UNDERSTANDS ALL OF THE PROVISIONS OF THIS AGREEMENT.
     IN WITNESS WHEREOF, the Debtor has signed this Agreement this 11th day of October, 2007.

NEWSIGHT CORPORATION
By:	/s/ Robert K. Stewart
Title: Chief Financial Officer
Printed Name: Robert K. Stewart Date: 10/12/2007

Accepted:	WIRELESS RONIN TECHNOLOGIES, INC.
	By:	/s/ Jeffrey C. Mack
Title: Chief Executive Officer
Printed Name: Jeffrey C. Mack Date: [10/12/2007]

Signature page to Security Agreement
Dated October 11, 2007